Exhibit 99.1

FOR IMMEDIATE RELEASE

JAMES RIVER GROUP HOLDINGS REPORTS FIRST QUARTER 2016 NET INCOME
AND NET OPERATING INCOME OF $12.8 MILLION OR $0.43 PER DILUTED
SHARE

7.5% GROWTH IN NET OPERATING EARNINGS PER SHARE OVER THE FIRST
QUARTER OF 2015 (34.4% GROWTH IN EARNINGS PER SHARE)

8.4% GROWTH IN E&S SEGMENT AND 37.1% GROWTH IN SPECIALTY
ADMITTED SEGMENT GROSS WRITTEN PREMIUMS OVER THE FIRST
QUARTER OF 2015

5.2% INCREASE IN TANGIBLE EQUITY PER COMMON SHARE DURING FIRST
QUARTER OF 2016

DECLARES $0.20 PER SHARE QUARTERLY DIVIDEND

Pembroke, Bermuda, May 4, 2016— James River Group Holdings, Ltd. (NASDAQ: JRVR) today announced its financial results for the quarter ended March 31, 2016.

Highlights for the quarter include:

•	Gross written premiums of $133.1 million, as follows:

	Three Months Ended March 31,
(in thousands)	2016	2015	Change
Excess and Surplus Lines	$ 82,108	$ 75,718	8.4%
Specialty Admitted Insurance	28,687	20,926	37.1%
Casualty Reinsurance	22,276	34,614	(35.6)%
	$ 133,071	$ 131,258	1.4%

•	Fully diluted operating earnings per share of $0.43 compared to $0.40 in the first quarter of 2015;
•	Fully diluted earnings per share of $0.43 compared to $0.32 in the first quarter of 2015;
•	Net operating income of $12.8 million compared to $11.7 million in the first quarter of 2015;
•	Net income of $12.8 million compared to $9.4 million in the first quarter of 2015;
•	Net written premiums of $106.9 million, down 1.6% from first quarter of 2015;

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JRVR Announces First Quarter Results

•	A combined ratio of 95.9% compared to 97.5% in the first quarter of 2015;
•	A loss ratio of 62.8% compared to 63.7% in the first quarter of 2015;
•	A reduction in our expense ratio of 0.6 points from 33.8% in the first quarter of 2015 to 33.2%; and
•	A 5.2% increase in tangible equity per common share from $15.88 as of December 31, 2015 to $16.71 as of March 31, 2016.

J. Adam Abram, Chairman and Chief Executive Officer, said, "We are pleased to have a solid start to the year, and we remain on track to achieve our guidance of a 12.0% or better operating return on average tangible equity and a combined ratio of between 92% and 95% for 2016. Our Excess and Surplus Lines segment, which is our largest and most profitable segment, continued to achieve growth in its premium and saw increases in exposure adjusted rates. Additionally, our Specialty Admitted and Casualty Reinsurance segments had profitable underwriting results and lower combined ratios than a year ago.”

"Our tangible equity grew by 5.4% during the first quarter of 2016 from $459.7 million at December 31, 2015 to $484.4 million at March 31, 2016. This growth in tangible equity reflects $12.8 million of net income and a $15.6 million increase in other comprehensive income offset by the payment of $5.8 million of dividends.”

“The growth rate in our E&S Segment was 8.4% for the quarter. We bound more policies in the first quarter of 2016 than in the first quarter of the prior year, but with smaller average premiums per account. Our strategy allowed us to increase rates by nine tenths of one percent for the quarter in this segment. We are very satisfied with that outcome.”

“We also found opportunities for profitable growth in our Specialty Admitted Segment, where our gross written premiums grew 37.1% for the quarter. Our fee business in this segment continues to grow, and the expense ratio continues to decline as both earned premiums and fees increase.”

“Our Casualty Reinsurance Segment was affected by premium adjustments for prior year contracts. These adjustments reduced premiums by $10.0 million in the first quarter; while in the prior year, these adjustments increased premiums by $7.3 million. For both periods, these adjustments had a negligible impact on our underwriting profits.”

"In keeping with our Board's emphasis on capital management and efficiency, the Directors voted to declare a dividend of $0.20 per share to be paid on June 30, 2016."

Results for the quarter ended March 31, 2016 include favorable reserve development on prior accident years of $4.7 million. In the prior year, this favorable reserve development was $2.5 million. On an after-tax basis, favorable reserve development for the quarter is $4.2 million ($2.0 million in the prior year). The pre-tax development by segment was as follows:

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JRVR Announces First Quarter Results

	Three Months Ended March 31,
	2016	2015	Change
(in thousands) Excess and Surplus Lines	$4,393	$4,936	$(543)
Specialty Admitted Insurance	311	7	304
Casualty Reinsurance	(37)	(2,454)	2,417
	$4,667	$2,489	$2,178

Net investment income for the first quarter of 2016 was $11.3 million. This amount compares to $12.0 million for the same period in 2015. The primary cause for the decline in net investment income was a reduction in income from our investments in renewable energy from $2.5 million to $682,000 for the quarters ended March 31, 2015 and 2016, respectively. Absent this item, our net investment income increased by $1.1 million (11.1%) over the first quarter of the prior year to $10.6 million (from $9.5 million) principally due to a reallocation of over $140 million of our portfolio from short-term investments to longer duration fixed maturity securities from March 31, 2015 to March 31, 2016. This increase in net investment income was also due to a 3.4% increase in our average cash and invested assets in the first quarter of 2016 compared to the first quarter of 2015. Our annualized gross investment yield on average cash and invested assets for the quarter ended March 31, 2016 was 3.6%, and the average duration of our portfolio was 3.6 years.

During the first quarter of 2016, we also recognized $547,000 in net realized investment gains. These realized investment gains included $842,000 of realized investment gains related to sale of fixed maturities, partially offset by $352,000 in impairment losses primarily related to our investment exposure in certain oil and gas loans in the energy sector. At March 31, 2016 the total oil and gas exposure in this bank loan portfolio was in seven loans with a carrying value of $15.8 million and a market value of $11.9 million.

Dividend

The Company also announced that its Board of Directors declared a cash dividend of $0.20 per common share on May 3, 2016. This dividend is payable on Thursday, June 30, 2016 to all shareholders of record at the close of business on Monday, June 13, 2016.

Conference Call

James River Group Holdings will hold a conference call to discuss this press release tomorrow, May 5, 2016, at 9:00 a.m. Eastern time. Investors may access the conference call by dialing (877) 930-8055 Conference ID#:79290889 or via the internet by going to www.jrgh.net and clicking on the “Investor Relations” link. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly after the call and through the end of business on June 4, 2016 at the number and website referenced above.

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JRVR Announces First Quarter Results

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: losses exceeding reserves; loss of key members of our management or employees; adverse economic factors; a decline in our financial strength; loss of a group of brokers or agents that generate significant portions of our business; loss of a significant customer; losses in our investment portfolio; additional government or market regulation; failure of any loss limitation or the effect on our business of emerging claims and coverage issues; loss settlements made by ceding companies and fronting carriers; the Company or its non-United States based subsidiaries becoming subject to United States taxation and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures

In presenting James River Group Holding’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting profit, net operating income and tangible equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The Company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) with a “positive outlook” by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net.

For more information contact:

Robert Myron

President and Chief Operating Officer

1-441-278-4583

InvestorRelations@jrgh.net

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JRVR Announces First Quarter Results

James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(Unaudited)

	March 31, 2016	December 31, 2015
	($ in thousands, except for share amounts)
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale	$927,698	$899,660
Fixed maturity securities, trading	5,057	5,046
Equity securities, available-for-sale	78,186	74,111
Bank loan participations, held-for-investment	185,818	191,700
Short-term investments	19,799	19,270
Other invested assets	54,038	54,504
Total investments	1,270,596	1,244,291

Cash and cash equivalents	92,125	106,406
Accrued investment income	8,447	8,068
Premiums receivable and agents’ balances	201,279	176,685
Reinsurance recoverable on unpaid losses	141,739	131,788
Reinsurance recoverable on paid losses	4,304	11,298
Deferred policy acquisition costs	55,143	60,754
Goodwill and intangible assets	221,210	221,359
Other assets	107,234	94,848
Total assets	$2,102,077	$2,055,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$814,327	$785,322
Unearned premiums	294,798	301,104
Senior debt	88,300	88,300
Junior subordinated debt	104,055	104,055
Accrued expenses	25,618	29,476
Other liabilities	69,409	66,202
Total liabilities	1,396,507	1,374,459

Total shareholders’ equity	705,570	681,038
Total liabilities and shareholders’ equity	$2,102,077	$2,055,497

Tangible equity	$484,360	$459,679
Tangible equity per common share outstanding	$16.71	$15.88
Total shareholders’ equity per common share outstanding	$24.34	$23.53
Common shares outstanding	28,993,859	28,941,547
Debt to total capitalization ratio	21.4%	22.0%

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JRVR Announces First Quarter Results

James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Income Statement Data

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	($ in thousands, except for share data)
REVENUES
Gross written premiums	$133,071	$131,258
Net written premiums	$106,901	$108,659

Net earned premiums	$117,130	$117,011
Net investment income	11,272	11,986
Net realized investment gains (losses)	547	(2,806)
Other income	2,380	276
Total revenues	131,329	126,467

EXPENSES
Losses and loss adjustment expenses	73,506	74,484
Other operating expenses	41,179	39,797
Other expenses	(12)	69
Interest expense	2,174	1,704
Amortization of intangible assets	149	149
Total expenses	116,996	116,203
Income before taxes	14,333	10,264
Income tax expense	1,496	887
NET INCOME	$12,837	$9,377
NET OPERATING INCOME	$12,838	$11,691

EARNINGS PER SHARE
Basic	$0.44	$0.33
Diluted	$0.43	$0.32

NET OPERATING INCOME PER SHARE
Basic	$0.44	$0.41
Diluted	$0.43	$0.40

Weighted-average common shares outstanding:
Basic	28,953,008	28,540,350
Diluted	29,742,252	29,098,309
Cash dividends declared per common share	$0.20	$0.16

Ratios:
Loss ratio	62.8%	63.7%
Expense ratio	33.2%	33.8%
Combined ratio	95.9%	97.5%
Accident year loss ratio	66.7%	65.8%

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JRVR Announces First Quarter Results

James River Group Holdings, Ltd. and Subsidiaries

Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended March 31,
	2016	2015	% Change
	($ in thousands)
Gross written premiums	$ 82,108	$ 75,718	8.4%
Net written premiums	$ 71,535	$ 62,296	14.8%

Net earned premiums	$ 65,505	$ 59,400	10.3%
Losses and loss adjustment expenses	(40,663)	(35,842)	13.5%
Underwriting expenses	(15,638)	(16,115)	(3.0)%
Underwriting profit (a), (b)	$ 9,204	$ 7,443	23.7%

Ratios:
Loss ratio	62.1%	60.3%	-
Expense ratio	23.9%	27.1%	-
Combined ratio	85.9%	87.5%	-
Accident year loss ratio	68.8%	68.6%	-

(a) See "Reconciliation of Non-GAAP Measures."
(b) Underwriting results include fee income of $2.3 million and $220,000 for the three months ended March 31, 2016 and 2015, respectively. These amounts are included in “Other income” in our Condensed Consolidated Income Statements.

SPECIALTY ADMITTED INSURANCE

	Three Months Ended March 31,
	2016	2015	% Change
	($ in thousands)
Gross written premiums	$ 28,687	$ 20,926	37.1%
Net written premiums	$ 13,046	$ 11,474	13.7%

Net earned premiums	$ 11,405	$ 9,555	19.4%
Losses and loss adjustment expenses	(6,600)	(5,796)	13.9%
Underwriting expenses	(4,330)	(3,914)	10.6%
Underwriting profit (loss) (a), (b)	$ 475	$ (155)	-

Ratios:
Loss ratio	57.9%	60.7%	-
Expense ratio	38.0%	41.0%	-
Combined ratio	95.8%	101.6%	-
Accident year loss ratio	60.6%	60.7%	-

(a) See "Reconciliation of Non-GAAP Measures."
(b) Underwriting results include fee income of $397,000 and $303,000 for the three months ended March 31, 2016 and 2015, respectively. These amounts are included in “Other operating expenses” in our Condensed Consolidated Income Statements.

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JRVR Announces First Quarter Results

CASUALTY REINSURANCE

	Three Months Ended March 31,
	2016	2015	% Change
	($ in thousands)
Gross written premiums	$22,276	$34,614	(35.6)%
Net written premiums	$22,320	$34,889	(36.0)%

Net earned premiums	$40,220	$48,056	(16.3)%
Losses and loss adjustment expenses	(26,243)	(32,846)	(20.1)%
Underwriting expenses	(13,643)	(15,169)	(10.1)%
Underwriting profit (a)	$334	$41	714.6%

Ratios:
Loss ratio	65.2%	68.3%	—
Expense ratio	33.9%	31.6%	—
Combined ratio	99.2%	99.9%	—
Accident year loss ratio	65.2%	63.2%	—

(a) See "Reconciliation of Non-GAAP Measures."

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JRVR Announces First Quarter Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit (Loss)

The following table reconciles the underwriting profit (loss) by individual operating segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its operating segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our operating segments and allocate resources based primarily on underwriting profit (loss) of operating segments. Our definition of underwriting profit (loss) of operating segments and underwriting profit (loss) may not be comparable to that of other companies.

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$9,204	$7,443
Specialty Admitted Insurance	475	(155)
Casualty Reinsurance	334	41
Total underwriting profit of operating segments	10,013	7,329
Other operating expenses of the Corporate and Other segment	(5,252)	(4,379)
Underwriting profit (a)	4,761	2,950
Net investment income	11,272	11,986
Net realized investment gains (losses)	547	(2,806)
Other income and expenses	76	(13)
Interest expense	(2,174)	(1,704)
Amortization of intangible assets	(149)	(149)
Consolidated income before taxes	$14,333	$10,264

(a)	Included in underwriting results for the three months ended March 31, 2016 and 2015 is fee income of $2.7 million and $523,000, respectively.

Net Operating Income

We define net operating income as net income excluding net realized investment gains and losses, as well as non-operating expenses including those that relate to due diligence costs for various merger and acquisition activities, professional fees related to the filing of a registration statement for the sale of our securities, and severance costs associated with terminated employees. We use net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of net operating income may not be comparable to that of other companies.

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JRVR Announces First Quarter Results

Our income before taxes and net income for the three months ended March 31, 2016 and 2015, respectively, reconciles to our net operating income as follows:

	Three Months Ended March 31,
	2016		2015
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	(in thousands)
Income as reported	$14,333	$12,837	$10,264	$9,377
Net realized investment (gains) losses	(547)	(307)	2,806	2,162
Other expenses	(12)	(8)	69	45
Interest expense on leased building the Company is deemed to own for accounting purposes	486	316	165	107
Net operating income	$14,260	$12,838	$13,304	$11,691

Tangible Equity

We define tangible equity as the sum of shareholders’ equity less goodwill and intangible assets (net of amortization). Our definition of tangible equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity for both March 31, 2016 and December 31, 2015.

	March 31,	December 31,
	2016	2015
	(in thousands)

Shareholders’ equity	$ 705,570	$ 681,038
Less: Goodwill and intangible assets	221,210	221,359
Tangible equity	$ 484,360	$ 459,679

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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588